REGISTRATION RIGHTS AGREEMENT

         REGISTRATION  RIGHTS  AGREEMENT dated this 27th day of September,  2000
(this "Agreement"), between Adatom.com, Inc., a Delaware corporation, with principal executive offices located at 920 Hillview Court, Suite 160, Milpitas, California 95305 (the "Company"), and the other signatories hereto (the "Initial Investors").


                               W I T N E S S E T H

         WHEREAS, upon the terms and subject to the conditions of the Securities Purchase Agreement dated as of a date even herewith, between the Initial Investors and the Company (the "Securities Purchase Agreement"), the Company has agreed to issue and sell to the Initial Investors (I) 1,200 shares of Series B Convertible Preferred Stock, $0.01 par value ("Preferred Stock") which, upon the terms and subject to the conditions of the Certificate of Designations of Rights, Preferences and Privileges and Restrictions of Series B Convertible Preferred Stock (the "Certificate of Designations") are convertible into shares of common stock, $0.01 par value, of the Company ("Common Stock") and (ii) warrants ("Warrants") to purchase 545,450 shares of Common Stock; and

         WHEREAS, to induce the Initial Investors to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide with respect to the Common Stock issued or issuable upon conversion of the Preferred Stock and exercise of the Warrants certain registration rights under the Securities Act;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

         1.       DEFINITIONS.

         (a) As used in this Agreement, the following terms shall have the meanings:

                  (i) "AFFILIATE" of any specified Person means any other Person who directly, or indirectly through one or more intermediaries, is in control of, is controlled by, or is under common control with, such specified Person. For purposes of this definition, control of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract, securities, ownership or otherwise; and the terms "controlling" and "controlled" have the respective meanings correlative to the foregoing.

                  (ii)     "COMMISSION"  means  the   Securities  and   Exchange
         Commission.

                  (iii) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, or any similar successor statute.

                  (iv) "INVESTORS" means the Initial Investors and any transferee or assignee of Registrable Securities who agrees to become bound by all of the terms and provisions of this Agreement in accordance with Section 8 hereof.


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                  (v)      "MARKET PRICE" on any date of determination means the
         closing bid price of a share of Common Stock on such day as reported on the Nasdaq SmallCap Market ("NASDAQ") or, if such security is not listed or admitted to trading on the NASDAQ, on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading (including the OTC Bulletin Board), or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the closing bid price of such security on the over-the-counter market on the day in question as reported by the Pink Sheets LLC, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any NASDAQ member firm of the National Association of Securities Dealers, Inc. selected from time to time by the Board of Directors of the Company for that purpose, or a price determined in good faith by the Board of Directors of the Company as being equal to the fair market value thereof, as the case may be.

                  (vi) "PERSON" means any individual, partnership, corporation, limited liability company, joint stock company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

                  (vii) "PROSPECTUS" means the prospectus (including" without limitation, any preliminary prospectus and any final prospectus filed pursuant to Rule 424(b) under the Securities Act, including any prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance on Rule 430A under the Securities Act) included in the Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and by all other amendments and supplements to such prospectus, including all material incorporated by reference in such prospectus and all documents filed after the date of such prospectus by the Company under the Exchange Act and incorporated by reference therein.

                  (viii) "REGISTRABLE SECURITIES" means the Common Stock issued or issuable (i) upon conversion of the Preferred Stock or (iii) upon exercise of the Warrants; provided, however, a share of Common Stock shall cease to be a Registrable Security for purposes of this Agreement when it no longer is a Restricted Security.

                  (ix)     "REGISTRATION    STATEMENT"  means   a   registration
         statement of the Company filed on an appropriate form under the Securities Act providing for the registration of, and the sale on a continuous or delayed basis by the holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act, including the Prospectus contained therein and forming a part thereof, any amendments to such registration statement and supplements to such Prospectus, and all exhibits and other material incorporated by reference in such registration statement and Prospectus.

                  (x) "RESTRICTED SECURITY" means any share of Common Stock issued or issuable upon conversion of the Preferred Stock or exercise of the Warrants, except any such share that (i) has been registered pursuant to an effective registration statement under the Securities Act and sold in a manner contemplated by the Prospectus included in the Registration Statement, (ii) has been transferred in compliance with the resale provisions of Rule 144 under the Securities Act (or any successor provision thereto) or is transferable pursuant to paragraph (k) of Rule 144 under the Securities Act (or any successor provision thereto), or (iii) otherwise has been



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         transferred  and a new share of Common  Stock not  subject to  transfer restrictions under the Securities Act has been delivered by or on behalf of the Company.

                  (xi)     "SECURITIES  ACT" means the  Securities  Act of 1933,
         as  amended,   and  the  rules  and,   regulations  of  the  Commission
         thereunder, or any similar successor statute.

         (b) All capitalized terms used and not defined herein have the respective meaning assigned to them in the Securities Purchase Agreement.

         2.       REGISTRATION.

         (A) FILING AND EFFECTIVENESS OF REGISTRATION STATEMENT. The Company shall prepare and file with the Commission by not later than 30 days after the Closing Date (as defined in the Securities Purchase Agreement), a Registration Statement relating to the offer and sale of the Registrable Securities and shall use its best efforts to cause the Commission to declare such Registration Statement effective under the Securities Act as promptly as practicable but not later than 90 days after the Closing Date, assuming for purposes hereof a Conversion Price (as defined in the Certificate of Designations) of $0.25 per share. The Company shall not include any other securities in the Registration Statement relating to the offer and sale of the Registrable Securities. The Company shall notify the Initial Investors by written notice that such Registration Statement has been declared effective by the Commission within one business day of such declaration by the Commission.

         (B) REGISTRATION DEFAULT. If the Registration Statement covering the Registrable Securities or the Additional Registrable Securities (as defined in Section 2 (d) hereof) required to be filed by the Company pursuant to Section 2(a) or 2(d) hereof, as the case may be, is not (i) filed with the Commission within 30 days after the Closing Date or (ii) declared effective by the Commission within 90 days after the Closing Date, or if the Commission notifies the Company in writing that it will not review the Registration Statement and the Registration Statement is not declared effective not later than seven business days thereafter (any of which, without duplication, an "Initial Date"), then the Company shall make the payments to the Initial Investors as provided in the next sentence as liquidated damages and not as a penalty. The amount to be paid by the Company to the Initial Investors (pro rated on a daily basis) shall be determined as of each Computation Date, and such amount shall be equal to two percent (2%) (the "Liquidated Damage Rate") of the Purchase Price per share of Preferred Stock (as defined in the Securities Purchase Agreement) from the Initial Date to the first Computation Date and in the event of late filing, three percent (3%) of the purchase price per share of Preferred Stock for every thirty (30) day period thereafter until the Registration Statement has been filed and in the event of late effectiveness, two percent (2%) of the purchase price per share of Preferred Stock for every thirty (30) day period thereafter until the Registration Statement has been declared effective. The full amount of liquidated damages shall be paid by the Company to the Initial Investors by wire transfer of immediately available funds within three days after each Computation Date. The Company may pay the liquidation damages in additional shares of Common Stock based upon the Market Price (so defined in the Certificate of Designations), as determined on the date of payment.

         As used in this Section 2 (b), "Computation Date" means the date which is 30 days after the Initial Date and, if the Registration Statement required to be filed by the Company pursuant to Section 2(a) has not theretofore been declared effective by the Commission, each date which is 30 days after the previous Computation Date until such Registration Statement is so declared effective.


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


         Notwithstanding the above, if an additional Registration Statement covering the Additional Registrable Securities (as defined in Section 2(d) hereof) required to be filed by the Company pursuant to Section 2(d) hereof is not filed with the Commission within 30 days after a request from the Initial Investors, the Company shall be in default of this Registration Rights Agreement.

         If the Company does not remit the damages to the Holder as set forth above, the Company will pay the Holder reasonable costs of collection, including attorneys fees, in addition to the liquidated damages. The registration of the Securities pursuant to this provision shall not affect or limit Holder's other rights or remedies as set forth in this Agreement.

         (C) ELIGIBILITY FOR USE OF FORM S-3. The Company agrees that at such time as it meets all the requirements for the use of Securities Act Registration Statement on Form S-3 it shall file all reports and information required to be filed by it with the Commission in a timely manner and take all such other action so as to maintain such eligibility for the use of such form.

         (D) ADDITIONAL REGISTRATION STATEMENT. If the number of shares included in the Registration Statement is not sufficient due to a decrease in the Market Price of the Common Stock, as reasonably determined by the Initial Investors, the Company shall, upon request from the Initial Investors, file an additional Registration Statement with the Commission for such additional number of Registrable Securities as would be issuable upon conversion of the Preferred Stock at the time of such request (the "Additional Registrable Securities"), in addition to those previously registered. The Company shall, prepare and file with the Commission, not later than the 30th day after such a request from the Initial Investors, a Registration Statement relating to the offer and sale of such Additional Registrable Securities and shall use its best efforts to cause the Commission to declare such Registration Statement effective under the Securities Act as promptly as practicable but not later than 90 days after the filing thereof, or within seven business days after being advised by the Commission that the Registration Statement will not be reviewed. The Company shall not include any other securities in the Registration Statement relating to the offer and sale of such additional Registrable Securities.

         (E)      PIGGY-BACK  REGISTRATIONS.   (i)  If  the  Company proposes to
register any of its warrants, Common Stock or any other shares of common stock of the Company under the Securities Act (other than a registration (A) on Form S-8 or S-4 or any successor or similar forms, (B) relating to Common Stock or any other shares of common stock of the Company issuable upon exercise of employee share options or in connection with any employee benefit or similar plan of the Company or (C) in connection with a direct or indirect acquisition by the Company of another Person or any transaction with respect to which Rule 145 (or any successor provision) under the Securities Act applies), whether or not for sale for its own account, it will each such time, give prompt written notice at least 20 days prior to the anticipated filing date of the registration statement relating to such registration to the Initial Investors, which notice shall set forth such Initial Investors' rights under this Section 2(e) and shall offer the Initial Investors the opportunity to include in such registration statement such number of Registrable Securities as the Initial Investors may request. Upon the written request of an Initial Investors made within ten (10) days after the receipt of notice from the Company (which request shall specify the number of Registrable Securities intended to be disposed of by such Initial Investors), the Company will use its best efforts to effect the registration under the Securities Laws of all Registrable Securities that the Company has been so requested to register by the Initial Investors, to the extent requisite to permit the disposition of the Registrable Securities so to be registered; provided, however, that (A) if such registration involves a public offering, the
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Initial  Investors must sell their  Registrable  Securities to the  underwriters selected as provided in Section 2(f) hereof on the same terms and conditions as apply to the Company and (B) if, at any time after giving written notice of its intention to register any Registrable Securities pursuant to this


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Section 2 and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such Registrable Securities, the Company shall give written notice to the Initial Investors and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration. The Company's obligations under this Section 2(e) shall terminate on the date that the registration statement to be filed in accordance with
Section 2(a) is declared effective by the Commission.

         (ii) If a registration pursuant to this Section 2(e) involves a public offering and the managing underwriter thereof advises the Company that, in its view, the number of shares of Common Stock, Warrants or other shares of Common Stock that the Company and the Initial Investors intend to include in such registration exceeds the largest number of shares of Common Stock or Warrants (including any other shares of Common Stock or Warrants of the Company) that can be sold without having an adverse effect on such public offering (the "Maximum Offering Size"), the Company will include in such registration, only that number of shares of Common Stock or Warrants, as applicable, such that the number of Registrable Securities registered does not exceed the Maximum Offering Size, with the difference between the number of shares in the Maximum Offering Size and the number of shares to be issued by the Company to be allocated (after including all shares to be issued and sold by the Company) among the Company and the Initial Investors pro rata on the basis of the relative number of Registrable Securities offered for sale under such registration by each of the Company and the Initial Investors.

         If as a result of the proration provisions of this Section 2 (e)(ii), any Initial Investors is not entitled to include all such Registrable Securities in such registration, such Initial Investors may elect to withdraw its request to include any Registrable Securities in such registration. With respect to registrations pursuant to this Section 2(e), the number of securities required to satisfy any underwriters, over-allotment option shall be allocated pro rata among the Company and the Initial Investors on the basis of the relative number of securities otherwise to be included by each of them in the registration with respect to which such over-allotment option relates.

         (F) UNDERWRITTEN OFFERING. If the offering pursuant to a Registration Statement contemplated by Section 2(e) hereof involves an underwritten offering, the Investors who hold a majority-in-interest of the Registrable Securities subject to such underwritten offering shall have the right to select one legal counsel to represent their interests, and an investment banker (or bankers) and manager (or managers) to administer the offering, subject to the consent of the Company (which consent shall not be unreasonably withheld). The Investors who hold the Registrable Securities to be included in such underwriting shall pay all underwriting discounts and commissions of such investment banker (or bankers) and manager (or managers) so selected in accordance with this Section 2(f) with respect to their Registrable Securities.

         3. OBLIGATIONS OF THE COMPANY. In connection with the registration of the Registrable Securities, the Company shall:

         (a) Promptly (i) prepare and file with the Commission such amendments (including post-effective amendments) to the Registration Statement and supplements to the Prospectus as may be necessary to keep the Registration Statement continuously effective and in compliance with the provisions of the Securities Act applicable thereto so as to permit the Prospectus forming part thereof to be current and useable by Investors for resales of the Registrable Securities for a period of three years (such period to be extended by a period equal to any change in the Mandatory Conversion Date (as defined in the Certificate of Designations) from the date on which the Registration Statement is first declared effective by the Commission (the "Effective Time") or such shorter period that will terminate when all the Registrable Securities covered by the Registration Statement have been sold pursuant


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thereto in accordance with the plan of distribution  provided in the Prospectus, transferred pursuant to Rule 144 under the Securities Act or otherwise transferred in a manner that results in the delivery of new securities not subject to transfer restrictions under the Securities Act (the "Registration Period") and (ii) take all lawful action such that each of (A) the Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading and (B) the Prospectus forming part of the Registration Statement, and any amendment or supplement thereto, does not at any time during the Registration Period include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing provisions of this Section 3(a), the Company may, during the Registration Period, suspend the use of the Prospectus for a period not to exceed 20 days (whether or not consecutive) in any 12-month period if the Board of Directors of the Company determines in good faith that because of pending mergers or other business combination transactions, the planned acquisition or divestiture of assets, pending material corporate developments and similar events, it is in the best interests of the Company to suspend such use, and prior to or contemporaneously with suspending such use, the Company provides the Investors with written notice of such suspension, which notice need not specify the nature of the event giving rise to such suspension. At the end of any such suspension period, the Company shall provide the Investors with written notice of the termination of such suspension;

         (b) During the Registration Period, comply with the provisions of the Securities Act with respect to the Registrable Securities of the Company covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the Investors as set forth in the Prospectus forming part of the Registration Statement or are no longer Registrable Securities;

         (c)(i) Prior to the filing with the Commission of any Registration Statement (including any amendments thereto) and the distribution or delivery of any Prospectus (including any supplements thereto), provide draft copies thereof to the Investors and reflect in such documents all such comments as the Investors (and their counsel) reasonably may propose with regard to Holder ownership and the Plan of Distribution included therein and (ii) furnish to each Investor whose Registrable Securities are included in the Registration Statement and its legal counsel identified to the Company, (A) promptly after the same is prepared and publicly distributed, filed with the Commission, or received by the Company, one copy of the Registration Statement, each Prospectus, and each amendment or supplement thereto, and (B) such number of copies of the Prospectus and all amendments and supplements thereto and such other documents, as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor;

         (d)(i) Register or qualify the Registrable Securities covered by the Registration Statement under such securities or "blue sky" laws of such jurisdictions as the Investors who hold a majority-in-interest of the Registrable Securities being offered reasonably request, (ii) prepare and file in such jurisdictions such amendments (including posteffective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times during the Registration Period,
(iii) take all such other lawful actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all such other lawful actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this
Section 3(d),(B) subject itself to general taxation in any such  jurisdiction or
(C) file a general consent to service of process in any such jurisdiction;


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         (e)      As  promptly as  practicable  after  becoming  aware  of  such event, notify each Investor of the occurrence of any event, as a result of which the Prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare an amendment to the Registration Statement and supplement to the Prospectus to correct such untrue statement or omission, and deliver a number of copies of such supplement and amendment to each Investor as such Investor may reasonably request;

         (f) As promptly as practicable after becoming aware of such event, notify each Investor who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the Commission of any stop order or other suspension of the effectiveness of the Registration Statement at the earliest possible time and take all lawful action to effect the withdrawal, recession or removal of such stop order or other suspension;

         (g(i) Cause all the Registrable Securities covered by the Registration Statement to be listed on the principal national securities exchange, and included in an inter-dealer quotation system of a registered national securities association, on or in which securities of the same class or series issued by the Company are then listed or included;

         (h) Maintain a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement;

         (i) Cooperate with the Investors who hold Registrable Securities being offered to facilitate the timely preparation and delivery of certificates for the Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates for the Registrable Securities to be in such denominations or amounts, as the case may be, as the Investors reasonably may request and registered in such names as the Investor may request; and, within three business days after a Registration Statement which includes Registrable Securities is declared effective by the Commission, deliver and cause legal counsel selected by the Company to deliver to the transfer agent for the Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) an appropriate instruction and, to the extent necessary, an opinion of such counsel;

         (j) Take all such other lawful actions reasonably necessary to expedite and facilitate the disposition by the Investors of their Registrable Securities in accordance with the intended methods therefor provided in the Prospectus which are customary under the circumstances;

         (k) If required, make generally available to its security holders as soon as practicable, but in any event not later than 18 months after (i) the effective date (as defined in Rule 158(c) under the Securities Act) of the Registration Statement, and (ii) the effective date of each post-effective amendment to the Registration Statement, as the case may be, an earnings statement of the Company and its subsidiaries complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

         (1) In the event of an underwritten offering, promptly include or incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as the managers reasonably agree should be included therein and to which the Company does not reasonably object and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after it is notified of the matters to be included or incorporated in such Prospectus supplement or post-effective amendment;


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         (m)      Enter   into  such   customary   agreements    (including   an
underwriting agreement in customary form in the event of an underwritten offering) and take such other lawful and reasonable action to expedite and facilitate the registration and disposition of the Registrable Securities, and in connection therewith, if an underwriting agreement is entered into, use its best efforts to cause the same to contain indemnification provisions and procedures substantially identical to those set forth in this Agreement;

         (n)(i)   Make  reasonably  available for  inspection  by Investors, any underwriter  participating  in any  disposition  pursuant  to  the  Registration
Statement, and any attorney, accountant or other agent retained by such Investors or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and (ii) cause the Company's officers, directors and employees to supply all information reasonably requested by such Investors or any such underwriter, attorney, accountant or agent in connection with the Registration Statement, in each case, as is customary for similar due diligence examinations; provided, however, that all records, information and documents that are designated in writing by the Company, in good faith, as confidential, proprietary or containing any material nonpublic information shall be kept confidential by such Investors and any such underwriter, attorney, accountant or agent (pursuant to an appropriate confidentiality agreement in the case of any such holder or agent), unless such disclosure is made pursuant to judicial process in a court proceeding (after first giving the Company an opportunity promptly to seek a protective order or otherwise limit the scope of the information sought to be disclosed) or is required by law, or such records, information or documents become available to the public generally or through a third party not in violation of an accompanying obligation of confidentiality; and provided further that, if the foregoing inspection and information gathering would otherwise disrupt the Company's conduct of its business, such inspection and information gathering shall, to the maximum extent possible, be coordinated on behalf of the Investors and the other parties entitled thereto by one firm of counsel designed by and on behalf of the majority in interest of Investors and other parties;

         (o)      In  connection   with  any   underwritten  offering, make such
representations and warranties to the Investors participating in such underwritten offering and to the managers, in form, substance and scope as are customarily made by the Company to underwriters in secondary underwritten offerings;

         (p) In connection with any underwritten offering, obtain opinions of counsel to the Company (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managers) addressed to the underwriters, covering such matters as are customarily covered in opinions requested in secondary underwritten offerings;

         (q) In connection with any underwritten offering, obtain "cold comfort" letters and updates thereof from the independent public accountants of the Company (and, if necessary, from the independent public accountants of any subsidiary of the Company or of any business acquired by the Company, in each case for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each underwriter participating in such underwritten offering (if such underwriter has provided such letter, representations or documentation, if any, required for such cold comfort letter to be so addressed), in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with secondary underwritten offerings;

         (r) In connection with any underwritten offering, deliver such documents and certificates as may be reasonably required by the managers, if any; and

         (s) In the event that any broker-dealer registered under the Exchange Act shall be an "Affiliate" (as defined in Rule 2729(b)(1) of the rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD Rules") (or any successor provision thereto)) of the Company or has a "conflict of interest" (as defined in Rule 2720(b)(7) of the NASD Rules (or any successor provision thereto)) and such broker-dealer shall underwrite, participate as a member of an underwriting syndicate or selling group or assist in the distribution of any Registrable Securities covered by the Registration Statement, whether as a holder of such Registrable Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company shall assist such broker-dealer in complying with the requirements of the NASD Rules, including, without limitation, by (A) engaging a "qualified independent underwriter" (as defined in Rule 2720(b)(15) of the NASD Rules (or any successor provision thereto)) to participate in the preparation of the Registration Statement relating to such Registrable Securities, to exercise usual standards of due diligence in respect thereof and to recommend the public offering price of such Registrable Securities, (B) indemnifying such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 5 hereof, and (C) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the NASD Rules.

         4.       OBLIGATIONS   OF   THE   INVESTORS.   In  connection  with the
registration of the Registrable Securities, the Investors shall have the following obligations:

         (a) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall promptly furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. As least seven days prior to the first anticipated filing date of the Registration Statement, the Company shall promptly notify each Investor of the information the Company requires from each such Investor (the "Requested Information") if such Investor elects to have any of its Registrable Securities included in the Registration Statement. If at least two business days prior to the anticipated filing date the Company has not received the Requested Information from an Investor (a "Non-Responsive Investor"), then the Company may file the Registration Statement without including Registrable Securities of such Non-Responsive Investor and have no further obligations to the Non-Responsive Investor;

         (b) Each Investor by its acceptance of the Registrable Securities agrees to cooperate with the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Investor has notified the Company in writing of its election to exclude all of its Registrable Securities from the Registration Statement; and

         (c) Each Investor agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 3(e) or 3(f), it shall immediately discontinue its disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(e) and, if so directed by the Company, such Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Investor's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

         5. EXPENSES OF REGISTRATION. All expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Section 3, but including, without limitation, all registration, listing, and qualifications. fees, printing and engraving fees, accounting fees, and the fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one firm of counsel to the holders of a majority in interest of the Registrable Securities (which fees and disbursements shall not exceed $7,500) shall be borne by the Company.

         6.       INDEMNIFICATION AND CONTRIBUTION.

         (a)      Indemnification  by the Company.  The Company shall  indemnify
                  -------------------------------
and hold harmless each Investor and each underwriter, if any, which facilitates the disposition of Registrable Securities, and each of their respective officers and directors and each person who controls such Investor or underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being sometimes hereinafter referred to as an "Indemnified Person") from and against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Prospectus or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company hereby agrees to reimburse such Indemnified Person for all reasonable legal and other expenses incurred by them in connection with investigating or defending any such action or claim as and when such expenses are incurred; provided, however, that the Company shall not be liable to any such Indemnified Person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or alleged untrue statement made in, or an omission or alleged omission from, such Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to the Company by such Indemnified Person expressly for use therein or (ii) in the case of the occurrence of an event of the type specified in Section 3(e), the use by the Indemnified Person of an outdated or defective Prospectus after the Company has provided to such Indemnified Person an updated Prospectus correcting the untrue statement or alleged untrue statement or omission or alleged omission giving rise to such loss, claim, damage or liability.

         (b)      Indemnification  by  the  Investors  and  Underwriters.   Each
                  ------------------------------------------------------
Investor agrees, as a consequence of the inclusion of any of its Registrable Securities in a Registration Statement, and each underwriter, if any, which facilitates the disposition of Registrable Securities shall agree, as a consequence of facilitating such disposition of Registrable Securities, severally and not jointly, to (i) indemnify and hold harmless the Company, its directors (including any person who, with his or her consent, is named in the Registration Statement as a director nominee of the Company), its officers who sign any Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or such other persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such Registration Statement or Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, in the case of the Prospectus), not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such holder or underwriter expressly for use therein, and (ii) reimburse the Company for any legal or other expenses incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

         (c)      Notice of Claims,  etc.   Promptly   after receipt by  a party
                  ----------------------
seeking indemnification pursuant to this Section 6 (an "Indemnified Party") of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a "Claim"), the Indemnified Party promptly shall notify the party against whom indemnification pursuant to this Section 6 is being sought (the "Indemnifying Party") of the commencement thereof; but the omission to so notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party, except to the extent that the Indemnifying Party is materially prejudiced and forfeits substantive rights and defenses by reason of such failure. In connection with any Claim, the Indemnifying Party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (x) the Indemnifying Party shall have agreed to pay such fees, costs and expenses, (y) the Indemnified Party and the Indemnifying Party shall reasonably have concluded that representation of the Indemnified Party by the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, (i) potentially differing interests between such parties in the conduct of the defense of such Claim, or (ii) if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party and which can not be presented by counsel to the Indemnifying Party, or
(z) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (x),
(y) or (z) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party. Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of counsel for the Indemnified Party (together with appropriate local counsel). The Indemnifying Party shall not, without the prior written consent of the Indemnifying Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnifying Party from all liabilities with respect to such Claim or judgment.

         (d)      Contribution.   If  the  indemnification  provided for in this
                  ------------
Section 6 is  unavailable  to or  insufficient  to hold harmless an  Indemnified
Person under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or by such Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6 (d) were determined by pro rata allocation (even if the Investors or any underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(d). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Investors and any underwriters in this Section 6(d) to contribute shall be several in proportion to the percentage of Registrable Securities registered or underwritten, as the case may be, by them and not joint.

         (e)      Notwithstanding  any other  provision  of  Section 6(d), in no event shall any (i) Investor be required to undertake liability to any person under Section 6(d) for any amounts in excess of the dollar amount of the proceeds to be received by such Investor from the sale of such Investor's Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) pursuant to any Registration Statement under which such Registrable Securities are to be registered under the Securities Act and (ii) underwriter be required to undertake liability to any Person hereunder for any amounts in excess of the aggregate discount, commission or other compensation payable to such underwriter with respect to the Registrable Securities underwritten by it and distributed pursuant to the Registration Statement; provided, however, in the event of fraud by the Investor (in the case of (i) above) or underwriter (in the case of (ii) above), there shall be no such dollar amount limitation.

         (f) The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have to any Indemnified Person and the obligations of any Indemnified Person under this
Section 6 shall be in addition to any liability which such Indemnified Person may otherwise have to the Company. The remedies provided in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to an indemnified party at law or in equity.

         7. RULE 144. With a view to making available to the Investors the benefits of Rule 144 under the Securities Act or any other similar rule or regulation of the Commission that may at any time permit the Investors to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to use its best efforts to:

         (a)      comply with  the provisions of paragraph (c) (1) of  Rule 144;
and

         (b) file with the Commission in a timely manner all reports and other documents required to be filed by the Company pursuant to Section 13 or 15(d) under the Exchange Act; and, if at any time it is not required to file such reports but in the past had been required to or did file such reports, it will, upon the request of any Holder, make available other information as required by, and so long as necessary to permit sales of, its Registrable Securities pursuant to Rule 144.

         8. ASSIGNMENT. The rights to have the Company register Registrable Securities pursuant to this Agreement shall be automatically assigned by the Investors to any permitted transferee of all or any portion of such securities (or all or any portion of any Preferred Stock or Warrant of the Company which is convertible into such securities) of Registrable Securities only if: (a) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee and (ii) the securities with respect to which such registration rights are being transferred or assigned, (c) immediately following such transfer or assignment, the securities so transferred or assigned to the transferee or assignee constitute Restricted Securities, and (d) at or before the time the Company received the written notice contemplated by clause (b) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein.

         9. AMENDMENT AND WAIVER. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) , only with the written consent of the Company and Investors who hold a majority-interest of the Registrable Securities. Any amendment or waiver effected in accordance with this
Section 9 shall be binding upon each Investor and the Company.

         10.      MISCELLANEOUS.

         (a) A person or entity shall be deemed to be a holder of Registrable Securities whenever such person or entity owns of record such
Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

         (b) Except as may be otherwise provided herein, any notice or other communication or delivery required or permitted hereunder shall be in writing and shall be delivered personally or sent by certified mail, postage prepaid, or by a nationally recognized overnight courier service, and shall be deemed given when so delivered personally or by overnight courier service, or, if mailed, three (3) days after the date of deposit in the United States mails, as follows:

         (1)      if to the Company, to:

                  Adatom.com, Inc.
                  920 Hillview Court, Suite 160
                  Milpitas, California 95305
                  Attention: Richard Barton

         (2) if to the Initial Investors, as set forth in the signature pages of the Securities Purchase Agreement.

         (3) if to any other Investor, at such address as such Investor shall have provided in writing to the Company.

The Company, the Initial Investors or any Investor may change the foregoing address by notice given pursuant to this Section 10(c).

         (c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

         (d) This Agreement shall be governed by and interpreted in accordance with the laws of the State of California. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of San Francisco or the state courts of the State of California sitting in the City of San Francisco in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

         (e) The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provision, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

         (f) The Company shall not enter into any agreement with respect to its securities that constitutes a breach of any of the provisions hereof. Except as previously disclosed to the Investors, the Company is not currently a party to any agreement granting any registration rights with respect to any of its securities to any person which conflicts with the Company's obligations hereunder or gives any other party the right to include any securities in any Registration Statement filed pursuant hereto. The Company shall not file any registration statement after the date hereof for the resale of any of its securities at any time prior to the 30th day of the filing of the Registration Statement, nor shall the Company cause any registration statement for the resale of its securities to become effective prior to the 30th day after the date the Registration Statement is declared effective.

         (g) This Agreement, the Securities Purchase Agreement, the Certificate of Designations and the Warrants constitute the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement, the Securities Purchase Agreement, the Certificate of Designations and the Warrants supersede all prior agreements and undertakings among the parties hereto with respect to the subject matter hereof.

         (h)      Subject   to   the  requirements  of   Section 8 hereof,  this
Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

         (i)      All   pronouns  and  any  variations  thereof  refer  to   the
masculine, feminine or neuter, singular or plural, as the context may require.
         (j)      The   headings in   this  Agreement  are  for  convenience  of
reference only and shall not limit or otherwise affect the meaning thereof.

         (k) The Company acknowledges that any failure by the Company to perform its obligations under Section 3, or any delay in such performance could result in direct damages to the Investors and the Company agrees that, in addition to any other liability the Company may have by reason of any such failure or delay, the Company shall be liable for all direct damages caused by such failure or delay.

         (l) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.


                                   ADATOM.COM, INC.



                                   By:/s/RICHARD S. BARTON
                                      ------------------------------------
                                      Name:  Richard S. Barton
                                      Title: President and CEO



                    BUYER

                                   Name:Alborz Select Opportunities Fund



                                   By:/s/Ali Moussavi
                                      ------------------------------------
                                      Name:  Ali Moussavi
                                      Title: Investment Manager

                    BUYER

                                   Name:Yasser Moustaffa
                                        ----------------------------------



                                   By:/s/Yasser Moustaffa
                                      ------------------------------------
                                      Name:
                                      Title:


                    BUYER

                                   Name:Target Growth Fund Ltd.
                                        ----------------------------------



                                   By:/s/George Stedman
                                      ------------------------------------
                                      Name:  George Stedman
                                      Title: President


                    BUYER

                                   Name:IIG Equity Opportunities Fund Ltd.
                                        ----------------------------------

                                   By:/s/Thomas LaVecchia
                                      ------------------------------------
                                      Name:  Thomas LaVecchia
                                      Title: Senior Director

                    BUYER

                                   Name:/s/Alain Salem
                                        ----------------------------------



                                   By:Alain Salem
                                      ------------------------------------
                                      Name:  Alain Salem
                                      Title:

                    BUYER

                                   Name:/s/Pietro Gattini
                                        ----------------------------------



                                   By:
                                      ------------------------------------
                                      Name:  Pietro Gattini
                                      Title:


                    BUYER

                                   Name/s/Magnolia Drive Investment Corp.
                                       -----------------------------------



                                   By:/s/Jacques Tizabi
                                      ------------------------------------
                                      Name:  Jacques Tizabi
                                      Title: President